Exhibit 99.1
                                                               ------------


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - -
                                                  Chapter 11
In re
                                                  Case Nos. 01-41643 (RLB)
     THE WARNACO GROUP, INC., et al.,             through   01-41680 (RLB)

                          Debtors.                (Jointly Administered)
- - - - - - - - - - - - - - - - - - - - -


                          MONTHLY OPERATING STATEMENT
                           OF DEBTORS-IN-POSSESSION
                        FOR MAY 5, 2002 TO JUNE 1, 2002


Address of Debtors-in-Possession:
The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016
                                             Monthly Disbursements:  $  82,559

Address of Attorneys for Debtors-in-Possession:
Sidley Austin Brown & Wood
875 Third Avenue
New York, New York  10022
                                             Monthly Operating Loss
                                             before reorganization
                                             costs and income taxes: $ (1,994)

         The undersigned, having reviewed the attached report and being familiar with the financial affairs of The Warnaco Group, Inc., ("Warnaco"), and certain of Warnaco's subsidiaries, each a debtor and debtor-in-possession herein (collectively, the "Debtors"), verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

Date:    July 8, 2002                        By:  /s/ James P. Fogarty
                                                ------------------------------
                                                  James P. Fogarty
                                                  Senior Vice President
                                                  Chief Financial Officer


Indicate if this is an amended statement by checking here. Amended Statement ___________



                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                            STATEMENT OF OPERATIONS
                                (In Thousands)



                                                          Month Ended           5 Months Ended
                                                         June 1, 2002            June 1, 2002
                                                     ----------------------  ----------------------

Net revenues                                                      $ 91,641               $ 554,838

Cost of goods sold                                                  62,275                 396,502

Selling, general and administrative expenses                        29,430                 133,853
                                                     ----------------------  ----------------------

Operating income                                                       (64)                 24,483

Interest expense, net                                                2,072                  11,081
Other expense, net                                                    (142)                   (997)
                                                     ----------------------  ----------------------
Income before reorganization costs and income taxes                 (1,994)                 14,399

Reorganization costs                                                 8,225                  28,453
Cummulative effect of change in acocunting (Note 2)                      -                 660,363
Income taxes provision (benefit)                                       (32)                    (80)
                                                     ----------------------  ----------------------
Net income (loss)                                                $ (10,187)             $ (674,337)
                                                     ======================  ======================

EBITDAR (See Note 1)                                               $ 3,560                $ 50,418
                                                     ======================  ======================


------------------------------------------------------------------------------------------------------






Note:  Information presented herein reflects results of operations for Debtor entities.  For results of operations for all Warnaco entities, please refer to note 7 attached hereto.  In summary such worldwide consolidated operating results were:

                                                          Month Ended           5 Months Ended
                                                         June 1, 2002            June 1, 2002
                                                     ----------------------  ----------------------

Net revenues                                                     $ 109,919               $ 658,167
                                                     ======================  ======================

Net income (loss)                                                $ (10,129)             $ (694,290)
                                                     ======================  ======================

EBITDAR                                                            $ 3,823                $ 60,226
                                                     ======================  ======================




                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                                 BALANCE SHEET
                                 JUNE 1, 2002

                                (In Thousands)


ASSETS

Current assets:
     Cash                                                          $ 6,232
     Receivables, net                                              193,772
     Inventories, net                                              263,136
     Prepaid expenses and other current assets                      39,917
                                                        -------------------

         Total current assets                                      503,057

Property, plant and equipment, net                                 165,629
Trademark, goodwill and other, net                                 202,850
Investment in affiliates                                           154,062
Intercompany receivables, net                                            0
Deferred income taxes                                                    0
                                                        -------------------

         Total Assets                                          $ 1,025,598
                                                        ===================


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
     Accounts payable                                             $ 45,112
     Other current liabilities                                      83,313
     Deferred income taxes                                          17,647
                                                        -------------------

         Total current liabilities                                 146,072
                                                        -------------------

Amended DIP                                                              -
Other long-term liabilities                                         32,604
Deferred income taxes                                                    -
Liabilities subject to compromise                                2,391,481
Intercompany payables, net                                           4,326
                                                        -------------------

         Total Liabilities                                       2,574,483

Shareholders' deficit                                           (1,548,885)
                                                        -------------------

          Total Liabilities and Shareholders' deficit          $ 1,025,598
                                                        ===================






                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                            STATEMENT OF CASH FLOWS
                                (In Thousands)

                                                                          Month Ended           5 Months Ended
                                                                         June 1, 2002            June 1, 2002
                                                                      --------------------   ---------------------
Operating activities:
     Net income (loss)                                                          $ (10,187)             $ (674,195)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Depreciation and amortization                                            4,293                  20,706
           Non-cash interest expense                                                1,310                   6,577
           Cumulative effect of change in accounting                                    -                 660,363
           Non-cash reorganization costs                                            5,689                  11,366
     Change in operating assets and liabilities:
        Receivables, net                                                           27,070                  25,527
        Inventories                                                                18,186                  87,270
        Accounts payable                                                           (9,754)                (13,851)
        Change in pre-petition liabilities                                            (29)                   (200)
        Prepaid expenses and other current assets and liabilities                   8,234                  14,789
        Change in other long-term and non-operating liabilities                     1,719                   2,373
                                                                      --------------------   ---------------------
              Net cash privided by operating activities                            46,531                 140,725
                                                                      --------------------   ---------------------

Investing activities:
     Capital expenditures, net of disposals                                          (218)                    (42)
                                                                      --------------------   ---------------------
              Net cash used in investing activities                                  (218)                    (42)
                                                                      --------------------   ---------------------

Financing activities:
     Net borrowing (repayments) under Pre-petition Credit Facilities               (8,904)                 (9,106)
     Net repayments under DIP Credit Facilities                                   (60,258)               (155,915)
     Net change in intercompany accounts                                           14,274                  11,700
                                                                      --------------------   ---------------------
              Net cash provided by (used in) financing activities                 (54,888)               (153,321)
                                                                      --------------------   ---------------------

Effect of cash due to currency translation                                            193                     384
                                                                      --------------------   ---------------------

              Net decrease in cash and cash equivalents                            (7,946)                (12,170)

     Cash and cash equivalents at beginning of period                              14,178                  18,402
                                                                      --------------------   ---------------------

     Cash and cash equivalents at end of period                                 $   6,232              $    6,232
                                                                      ====================   =====================




Note 1 - Basis of Presentation

         On June 11, 2001 (the "Petition Date"), Warnaco and certain of its subsidiaries (each a "Debtor" and, collectively, the "Debtors") commenced these cases (the "Chapter 11 Cases") each by filing a petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Warnaco and all except one of its 38 U.S. subsidiaries are Debtors in these Chapter 11 Cases, together with one of Warnaco's Canadian subsidiaries, Warnaco of Canada Company ("Warnaco Canada"). The remainder of Warnaco's Foreign Subsidiaries are not debtors in these Chapter 11 Cases, nor are they subject to foreign bankruptcy or insolvency proceedings. The case numbers for the Chapter 11 Cases, which are being jointly administered, are 01-41643 through 01-41680
(RLB). The Debtors are managing their businesses and properties as debtors-in-possession.

         The accompanying unaudited condensed financial statements of the Debtors have been presented in accordance with the American Institute of Certified Public Accountants Statements of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7), and have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the ordinary course of business. As a result of the Chapter 11 Cases and circumstances relating to the chapter 11 filings, including the Debtors debt structure and current economic conditions, such realization of assets and liquidation of liabilities are subject to significant uncertainty. While under the protection of chapter 11, the Debtors may sell or otherwise dispose of assets, and liquidate or compromise liabilities, for amounts other than those reflected in the financial statements. Additionally, the amounts reported in the unaudited condensed balance sheet could materially change because of changes in business strategies and the effects of any proposed plan of reorganization.

         The accompanying unaudited condensed financial statements have been prepared assuming the Company will continue as a going concern. Continuation of the Company as a going concern is contingent upon, among other things, (i) its ability to formulate a plan of reorganization that will gain approval of the parties required by the Bankruptcy Code and the Bankruptcy Court, (ii) its ability to continue to comply with the terms of the Amended DIP, (iii) its ability to return to profitable operations, and (iv) its ability to generate sufficient cash flow s from operations and obtain financing sources to meet future obligations. These matters create uncertainty about the Company's ability to continue as a going concern.

       In the Chapter 11 Cases, substantially all unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes by affected parties. For financial reporting purposes, those liabilities and obligations, which treatment and satisfaction are dependent on the outcome of the Chapter 11 Cases, have been segregated and classified as liabilities subject to compromise under the reorganization proceedings in the consolidated balance sheets. Generally, all actions to enforce or otherwise effect repayment of pre-petition liabilities as well as all pending litigation against the Debtors are stayed while the Debtors continue their business operations as debtors-in-possession. Unaudited schedules have been filed by the Debtors with the Bankruptcy Court setting forth the assets and liabilities of the Debtors as of the Petition Date as reflected in the Debtors' accounting records. The ultimate amount of and settlement terms for such liabilities are subject to a confirmed plan(s) of reorganization and accordingly are not presently determinable.

       Under the Bankruptcy Code, the Debtors may elect to assume or reject real estate leases, employment contracts, personal property leases, service contracts and other pre-petition executory contracts, subject to Bankruptcy Court approval. Claims for damages resulting from the rejection of real estate leases and other executory contracts may be subject to bar dates. The Debtors will analyze their leases and executory contracts and may assume or reject leases and contracts. Such rejections could result in additional liabilities subject to compromise.

       In addition, the unaudited condensed financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Debtors, the accompanying condensed financial statements contain all adjustments (all of which were of a normal recurring nature, except for the adoption of SFAS No. 142 as discussed in Note 2) necessary to present fairly the financial position of the Debtors as of June 1, 2002, as well as its results of operations and cash flows for the period ended June 1, 2002.

       Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization of the business are reported in the Consolidated Statement of Operations separately as reorganization items. Professional fees are expensed as incurred. As a result of the Chapter 11 Cases, no principal or interest payments will be made on pre-petition debt of the Debtors without Bankruptcy Court approval or until a plan or plans or reorganization providing for interest accrual and or repayment terms has been confirmed by the Bankruptcy Court and becomes effective. Therefore, interest on pre-petition debt of the Debtors has not been accrued after the Petition Date.

       Certain foreign subsidiaries of Warnaco (the "Foreign Subsidiaries") are not subject to the Chapter 11 Cases. Certain debt obligations of the Foreign Subsidiaries are subject to standstill agreements and inter-creditor agreements between Warnaco and its lenders. Warnaco has accrued interest on pre-petition debt of the Foreign Subsidiaries. Such interest is expected to be paid upon the consummation of a plan or plan of reorganization. Interest expense related to the debt of Foreign Subsidiaries for the month and five months ended June 1, 2002 was $489 and $2,563, respectively.

         Reorganization costs of the Debtors consist of the following:




                                       Month Ended               5 Months Ended
                                      June 1, 2002                June 1, 2002
                                 ------------------------    -----------------------

Asset write-offs                                 $ 4,232                    $ 7,183
Professional Fees                                  2,210                     13,175
Retention Bonus                                    1,250                      6,374
Severance                                            108                        872
Lease terminations                                   425                        849
                                 ------------------------    -----------------------

                                                 $ 8,225                   $ 28,453
                                 ========================    =======================


         Worldwide consolidated reorganization costs for the month and five month ended June 1, 2002 totaled $8,350 and $29,509, respectively.

       The Debtors have reduced stockholders' equity by $41,670 from its reported consolidated 2000 balances to reflect the effects of certain errors involving the recording of inter-company pricing arrangements, the recording of accounts payable primarily related to the purchase of inventory from suppliers and the accrual of certain liabilities. The correction of these errors has caused the Company to restate its previously issued financial statements for the years ended January 1, 2000 and December 30, 2000. The Company has conducted an internal investigation of the cause of the errors and hired a previously unaffiliated legal firm to assist in its investigation of certain of the errors in its Designer Holdings, Ltd. subsidiary. As a result of the Company's internal investigation and the findings of the legal firm, the Company has taken several steps to improve its accounting for inter-company purchases, the reconciliation of inter-company accounts and the reconciliation of accounts payable and accruals. In addition, the Company has reassigned and replaced certain financial staff, retrained certain staff members and added staff where appropriate.


       EBITDAR reflects earnings before interest, taxes, depreciation, amortization, reorganization costs and special items. Special items were $5,229 for the five months ended June 1, 2002, relating to losses from certain discontinued operations and other items.




                                                    Month Ended              5 Months Ended
                                                   June 1, 2002               June 1, 2002
                                              ------------------------   ------------------------

Operating Income                                              $   (64)                  $ 24,483

Depreciation and amortization                                   4,293                     20,706
Losses from discontinued operations                                50                      1,235
Other items                                                      (719)                     3,994
                                              ------------------------   ------------------------

EBITDAR                                                       $ 3,560                   $ 50,418
                                              ========================   ========================


Note 2 - Cumulative Effect of the Change in Accounting Principle

         Effective January 6, 2002, Warnaco adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS requires that Warnaco evaluate is existing goodwill and intangible assets and determine whether its existing goodwill and intangible assets are impaired as of the date of adoption. Based upon preliminary evaluations of the fair value of Warnaco's business units prepared in connection with the Chapter 11 Cases, the Debtors recorded an impairment loss of $660,363 for the cumulative effect of a change in accounting principle related to the write-down of certain goodwill and intangible assets. In addition SFAS No. 142 eliminates the amortization of intangible assets with indefinite lives effective with Warnaco's 2002 fiscal year. The worldwide consolidated impairment loss related to the implementation of SFAS 142 was $682,966. See Note 7.

Note 3 - Long Term Debt

         On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000,000. On July 9, 2001, the Bankruptcy Court approved increasing the amount of borrowing available to the Company to $600,000,000. The DIP was subsequently amended as of August 27, 2001, December 21, 2001, February 5, 2002 and May 15, 2002 (the "Amended DIP"). The amendments, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses and reduce the amount of borrowing available to the Company under the facility to reflect the Debtor's revised business plan.

         The Amended DIP provides for a $375,000,000 non-amortizing revolving credit facility (which includes a Letter of Credit facility of up to $200,000,000 ) ("Tranche A") and a $225,000,000 reducing revolving credit facility ("Tranche B"). The Tranche A loans bear interest at either the London International Bank Offering Rate (LIBOR) plus 2.75% or at the Citibank N.A. Base Rate plus 1.75%. The Tranche B loan commitment was eliminated on April 19, 2002. Fees for the undrawn amounts are .50% for Tranche A and .75% for Tranche B. During fiscal 2001 and through its termination on April 19, 2002, the Company did not borrow any funds under Tranche B. On May 28, 2002, the Debtors voluntarily reduced the maximum amount of credit available under the Amended DIP from $375,000,000 to $325,000,000. The Tranche A loan terminates on the earlier of two years from the closing date or the effective date of a plan of reorganization. The Amended DIP is secured by substantially all of the domestic assets of the Company.

         The Amended DIP contains restrictive covenants that require the Company to, among other things, maintain a minimum level of earnings before interest, taxes, depreciation, amortization, reorganization cost and certain special items (EBITDAR) and limit the annual amount of capital expenditures the Company makes. The EBITDAR and capital expenditure covenants relate to consolidated operations including non-debtor entities. The Amended DIP also prohibits the Company's payment of dividends and restricts the Company's ability to incur additional indebtedness.

         The maximum borrowings under Tranche A are limited to 75% of eligible accounts receivable, 25% to 67% of eligible inventory and 50% of trade letters of credit outstanding.

         As of June 1, 2001 the Company had no borrowing outstanding under the Amended DIP.

         Pre-petition long-term debt, which was included in current maturities of long-term debt at December 30, 2000, is in default due to the filing of a voluntary Chapter 11 petition and is included in liabilities subject to compromise in accordance with SOP 90-7.


Note 4 - Liabilities Subject to Compromise

         The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under Reorganization Cases are identified below. The amounts below in total may vary significantly from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.

         Additional claims may arise from the rejection of additional real estate leases and executory contracts by the Debtors.



                                                                                June 1,
                                                                                 2002
                                                                          --------------------

                                                                           (In thousands of dollars)

     U.S. bank debt                                                               $ 1,710,444
     Canadian Revolver                                                                 17,861
     Post Retirement Liabilities                                                        8,890
     Accrued prepetition interest                                                      38,565
     Mortgages/Capital lease obligations                                                3,868
     Lease termination costs                                                           14,385
     Equity forward note                                                               56,677
     Other debt                                                                        18,653
     Accounts payable                                                                  49,975
     Trade drafts payable                                                             351,367
     Deferred compensation accrual                                                        796
     Company obligated manditorily redeemable convertible
         preferred securities ($120,000 par value)                                    120,000
                                                                          --------------------

                                                                                  $ 2,391,481*
                                                                          ====================

     * Excludes $ 38,482 of debt subject to compromise recorded by non-filed entities.



Note 5 - Intercompany Receivables

         Intercompany balances would be eliminated, in accordance with generally accepted accounting principles, when the results of Warnaco (the parent company) are consolidated with all of its wholly owned subsidiaries. To the extent that intercompany notes constitute debt, the notes have been assigned to the Debtors' pre-petition secured lenders as collateral security for the pre-petition debt. Although recorded in the books and records as debt, for the most part, intercompany balances were accumulated over a number of years as Warnaco capitalized its subsidiaries and affiliates and, thus, may be considered equity investments in such subsidiaries and affiliates.

         As of June 1, 2002, the balance is comprised of the following:


                                                           Month Ended
                                                           June 1, 2002
                                                      -----------------------
                                                          (in thousands)

Intercompany accounts payable to                                 $ 4,326
  Non-debtor affilliates                              =======================


Note 6 - Supplemental Financial Information

         During this period, the Debtors that are subsidiaries of Warnaco paid gross wages of $11,930,501. All employee and employer payroll taxes are paid to the Debtors' payroll service provider. The service provider in turn remits the funds to the taxing authorities.

         The following summarizes the taxes paid (received) and accrued by the Debtors during the period:



                                           Paid                Refund
                                        (Received)             (Due)
                                     -----------------    -----------------

     Sales and use tax                      $ 697,383           $ (385,457)
     Customs duties                         1,820,418           (3,090,120)
     State income tax                         213,962             (166,804)
     Federal income tax                             -           15,723,085 (a)
     Canada income tax                              -              369,906 (b)
     Property tax                              11,380                    -
     GST tax                                  119,425             (147,912)
                                     -----------------    -----------------

                                          $ 2,862,568         $ 12,302,698
                                     =================    =================

     (a) 1995, 1996 and 1999 refund due, received on June 25, 2002. Total cash received was $18,091 including applicable interest.
     (b)  2001 refund.


Note 7 - Consolidated Condensed Balance Sheet and Operating Statement

         The attached Schedule I includes the Consolidated Condensed Balance Sheet and Statement of Operations of The Warnaco Group, Inc. and its consolidated subsidiaries (the "Consolidated Condensed Financial Statements"). The Consolidated Condensed Financial Statements include the assets, liabilities and results of operations of all of the Company's subsidiaries including those entities not subject to the Chapter 11 Cases. The Consolidated Condensed Financial Statements are provided for information purposes only. The Consolidated Condensed Financial Statements do not include all of the information necessary to fully represent the financial position and results of operations of the Company in accordance with generally accepted accounting principles in the United States.

         Consolidated EBITDAR reflects earnings before interest, taxes, depreciation, amortization, reorganization costs and special items. Special items were $5,673 for the five months ended June 1, 2002, relating to losses from certain discontinued operations and other items.



                                                                 SCHEDULE I

                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                            STATEMENT OF OPERATIONS
                                (In Thousands)

                                                             Consolidation           5 Months Ended
                                                              June 1, 2002            June 1, 2002
                                                          ---------------------   ---------------------

Net revenues                                                         $ 109,919              $  658,167
Cost of goods sold                                                      79,292                 465,002
Selling, general and administrative expenses                            30,953                 161,953
                                                          ---------------------   ---------------------

Operating income                                                          (326)                 31,212
Interest expense, net                                                    1,980                  11,124
Other expense, net                                                         (11)                   (123)
                                                          ---------------------   ---------------------

Income before reorganization costs and income taxes                     (2,295)                 20,211
Reorganization costs                                                     8,350                  29,508
Cummulative effect of accounting change                                      -                 682,966
Income taxes provision (benefit)                                          (516)                  2,027
                                                          ---------------------   ---------------------

Net income (loss)                                                    $ (10,129)             $ (694,290)
                                                          =====================   =====================

EBITDAR (see note 7)                                                 $   3,823              $   60,226
                                                          =====================   =====================


ASSETS

Current assets:
     Cash (includes restricted cash of $1,700)                        $ 29,604
     Receivables, net of reserves of $112,893                          256,188
     Inventories, net of reserves of $40,200                           328,892
     Prepaid expenses and other current asset                           43,691
                                                          ---------------------

         Total current assets                                          658,375

Property, plant and equipment, net                                     187,381
Trademarks, goodwill and other, net                                    274,581
Deferred income taxes                                                    2,023
                                                          ---------------------

         Total Assets                                              $ 1,122,360
                                                          =====================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
     Accounts payable                                                   60,512
     Other current liabilities                                         111,386
     Deferred income taxes                                              22,901
                                                          ---------------------

         Total current liabilities                                     194,799
                                                          ---------------------

Amended DIP                                                                  0
Other long-term liabilities                                             32,620
Deferred income taxes                                                        -
Liabilities subject to compromise                                    2,429,963
                                                          ---------------------

         Total Liabilities                                           2,657,382

Shareholders' deficit                                               (1,535,022)
                                                          ---------------------

          Total Liabilities and Shareholders' deficit              $ 1,122,360
                                                          =====================